 As filed with the Securities and Exchange Commission on May 26, 2000
                                                     Registration No. 333-
                                                                          ------
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                            DAIN RAUSCHER CORPORATION
             (Exact name of registrant as specified in its charter)


              DELAWARE                                  41-1228350
   (State or other jurisdiction            (I.R.S. Employer Identification No.)
         of incorporation)


  DAIN RAUSCHER PLAZA, 60 SOUTH SIXTH STREET, MINNEAPOLIS, MINNESOTA 55402-4422
               (Address of principal executive offices)              (Zip Code)


           DAIN RAUSCHER CORPORATION 2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

          Carla J. Smith
   Secretary and General Counsel      Copy to:    Robert A. Rosenbaum, Esq.
     Dain Rauscher Corporation                     Dorsey & Whitney LLP
        Dain Rauscher Plaza                        Pillsbury Center South
       60 South Sixth Street                       220 South Sixth Street
Minneapolis, Minnesota  55402-4422           Minneapolis, Minnesota  55402-1498
          (612) 371-2711                              (612) 340-5681

 (Name, address and telephone number, including area code, of agent for service)

                              --------------------

                         CALCULATION OF REGISTRATION FEE



============================================================================================================================
                                                              PROPOSED                   PROPOSED              AMOUNT OF
      TITLE OF SECURITIES           AMOUNT TO BE       MAXIMUM OFFERING PRICE        MAXIMUM AGGREGATE       REGISTRATION
       TO BE REGISTERED              REGISTERED             PER SHARE(1)             OFFERING PRICE(1)            FEE
 Common Stock, $.125 par value     500,000 shares            $58.21875                  $29,109,375              $7685
============================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h)(1). The proposed maximum aggregate offering price is based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange as reported in the consolidated transaction reporting system on May 25, 2000.






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                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents that we have filed with the Securities and Exchange Commission are incorporated by reference into this registration statement:

         - our annual report on Form 10-K for the fiscal year ended December 31, 1999;

         - our quarterly report on Form 10-Q for the quarter ended March 31, 2000; and

         - the description of our common stock contained in any of our registration statements filed under the Securities Exchange Act of 1934, as amended, and any amendment or report filed for the purpose of updating the description.

         All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered by this registration statement have been sold, or deregistering all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the respective dates of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law, as amended, provides that under certain circumstances, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Article SEVENTH of the Company's Restated Certificate of Incorporation provides, in effect, that persons serving as officers and directors of the Company or of another corporation at the request of the Company shall be entitled to be indemnified by the Company to the extent permitted by Section 145 of the Delaware General Corporation Law, as amended.

         Article TWELFTH of the Company's Restated Certificate of Incorporation provides that a director shall have no personal liability to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under the Delaware statutory provision making directors personally liable for unlawful payment of dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the directors derived an improper personal benefit.

         The Company has purchased directors' and officers' liability insurance, including a Company

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reimbursement policy. Subject to the policy conditions, the insurance provides coverage for amounts payable by the Company to its directors and officers pursuant to the Company's charter documents. In addition, the Company has entered into indemnification agreements with its directors and executive officers contractually obligating the Company to, among other things, maintain the same level of such insurance coverage as was being provided at the time of execution of such agreements.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1      Dain Rauscher Corporation 2000 Employee Stock Purchase Plan.

         4.2 Rights Agreement dated April 30, 1997 (incorporated by reference to the registrant's registration statement on Form 8-A dated May 1, 1997).

         5.1      Opinion of Dorsey & Whitney LLP.

         23.1     Consent of KPMG LLP.

         23.2 Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement).

         24.1     Power of Attorney.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 26, 2000.



                      DAIN RAUSCHER CORPORATION


                      By:  /S/ David J. Parrin
                           ----------------------------------------
                           David J. Parrin
                           Executive Vice President and Chief Financial Officer



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 26, 2000.




Signature                               Title
---------                               -----
     /S/ Irving Weiser
-------------------------------         Chairman of the Board, President and Chief
Irving Weiser                           Executive Officer (principal executive officer) and
                                        Director

     /s/ David J. Parrin
-------------------------------         Executive Vice President and Chief Financial
David J. Parrin                         Officer (principal financial and accounting officer)

     /s/ Daniel J. Collins
-------------------------------         Senior Vice President and Controller
Daniel J. Collins


          *
-------------------------------         Director
J. Evans Attwell


          *
------------------------------          Director
Susan S. Boren


          *
------------------------------          Director
F. Gregory Fitz-Gerald

          *
------------------------------          Director
Walter F. Mondale


          *
------------------------------          Director
C.A. Rundell, Jr.


          *
------------------------------          Director
Robert L. Ryan


          *
------------------------------          Director
Arthur R. Schulze, Jr.



          *
------------------------------          Director
Kenneth J. Wessels



* By:   /s/ Paula H. Phillippe
     ---------------------------------------
     Paula H. Phillippe, Attorney-in-Fact

                                  EXHIBIT INDEX

         4.1      Dain Rauscher Corporation 2000 Employee Stock Purchase Plan.

         4.2 Rights Agreement dated April 30, 1997 (incorporated by reference to the registrant's registration statement on Form 8-A dated May 1, 1997).

         5.1      Opinion of Dorsey & Whitney LLP.

         23.1     Consent of KPMG LLP.

         23.2 Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement).

         24.1     Power of Attorney.